As filed with the Securities and Exchange Commission on June 16, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURTIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Victory Portfolios II

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

4900 Tiedeman Road, 4th Floor, Brooklyn, OH 44144

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
VictoryShares US Multi-Factor Minimum Volatility ETF	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act Registration file number to which this form relates:  333-181176

Securities to be registered pursuant to Section 12(g) of the Act:  Not applicable.

Item 1.  Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 56 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-181176; 811-22696), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No.: 0001104659-17-022523) on April 10, 2017, which is incorporated herein by reference.

The series to which this filing relates and its respective I.R.S. Employer Identification Number are as follows:

Title of Each Class of Securities to be Registered	I.R.S. Employer ID Number

VictoryShares US Multi-Factor Minimum Volatility ETF	81-5407028

Item 2.  Exhibits

A.

Registrant’s Certificate of Trust dated April 12, 2012 is incorporated herein by reference to Exhibit (a)(ii) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-181176; 811-22696), as filed with the SEC via EDGAR on May 4, 2012 (Accession No.: 0000910472-12-001340).

B.

Registrant’s Certificate of Amendment to Certificate of Trust dated October 21, 2015 is incorporated herein by reference to Exhibit (a)(2)(b) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-181176; 811-22696), as filed with the SEC via EDGAR on October 27, 2015 (Accession No.: 0001104659-15-073013)

C.

Registrant’s Certificate of Amendment to Certificate of Trust filed on February 19, 2016 is incorporated herein by reference to Exhibit (a)(2)(c) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-181176; 811-22696), as filed with the SEC via EDGAR on October 27, 2016 (Accession No.: 0001104659-16-152632)

D.

Registrant’s Amended and Restated Agreement and Declaration of Trust dated February 21, 2013, is incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-181176; 811-22696), as filed with the SEC via EDGAR on July 19, 2013 (Accession No.: 0000910472-13-002813).

E.

Registrant’s Amended and Restated Agreement and Declaration of Trust dated August 19, 2015, is incorporated herein by reference to Exhibit (a)(1)(b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-181176; 811-22696), as filed with the SEC via EDGAR on October 27, 2015 (Accession No.: 0001104659-15-073013).

F.

Registrant’s Amendment to Amended and Restated Agreement and Declaration of Trust dated August 19, 2015, dated October 21, 2015, is incorporated herein by reference to Exhibit (a)(1)(c) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-181176; 811-22696), as filed with the SEC via EDGAR on October 28, 2015 (Accession No.: 0001104659-15-073665).

G.

Registrant’s Amended and Restated By-Laws dated May 1, 2015, are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-181176; 811-22696), as filed with the SEC via EDGAR on June 26, 2015 (Accession No.: 0001104659-15-048077).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Victory Portfolios II

June 16, 2017

/s/ Christopher K. Dyer
Christopher K. Dyer
President